UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)May 31, 2023

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives Order and Full Payment for Special Munitions Rounds from New International Customer

SARNIA, ON / May 31, 2023 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has received an important police services order with full payment from a new international customer. This order is for a special type of less lethal munition which Lamperd has carefully developed in conjunction with The University of Western Ontario.

One of the reasons this customer selected Lamperd Less Lethal was the quick delivery time which we can provide. Because Lamperd performs all manufacturing in-house and also has well established local raw materials suppliers, we are able to fulfill orders in much shorter time frames than our competitors who are currently taking many months or even over a year to deliver. Lamperd can manufacture and fulfill most orders in a matter of a few weeks.

Lamperd offers a wide range of less lethal munitions for 37mm, 40 mm, 20 gauge and 12 gauge weapons so officers can have the right tool for every job. These options include our proven WASP & SOC Impact rounds as well as Muzzle Blast Pepper, including Aerial Burst, Green Sticky Gel, Door Breacher and lower capacity Training Rounds.

Lamperd’s OC Aerial Burst munitions can travel 100+ ft and cover an area of 200 sq.ft for more effective and safer riot control. These rounds drop no dangerous debris, only a powerful but harmless OC compound to disburse unruly crowds. Lamperd offers Aerial Burst options for multiple types of launching systems including 20 gauge and 12 gauge police shotguns that are in widespread use around the world.

Lamperd Less Lethal also offers a full line of Humane Animal Control Products to protect police, animal control and other officers from aggressive animals without having to resort to deadly force. Too many pets and other animals are needless killed each year but Lamperd has the solution with less lethal munitions that can scare off an aggressive dog or other animal without causing any harm. Every police department and animal control agency should have these options in use.

Lamperd Less Lethal has be best safety record in the global less lethal industry. For over 50 years there have been zero deaths and zero serious injuries resulting from the use of any Lamperd products.

See the full Lamperd Less Lethal product line and training services available at http://www.lamperdlesslethal.com.

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About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 12 Gauge, 37mm & 40mm launching systems and a variety of different riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: May 31, 2023	By:	/s/ Barry Lamperd
Barry Lamperd
President

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